UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

AVIAT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054

Registrant’s telephone number, including area code: 408-567-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Appointment of Certain Officers.

(b)	On August 24, 2011, Aviat Networks, Inc. (the “ Company ”) announced that Thomas L. Cronan, III, Senior Vice President and Chief Financial Officer, has resigned from his position effective immediately. Under the terms of his existing employment agreement with the Company, Mr. Cronan will not receive severance payments or other termination benefits upon resignation. The company has begun the process of identifying a successor for this position.

Mr. John Madigan, age 53, has been appointed to serve as interim Chief Financial Officer, effective August 25, 2011. In connection with this interim appointment, there are no changes to Mr. Madigan’s Employment Agreement, dated December 30, 2010, which was previously disclosed by the Company in, and attached as an exhibit to, a Current Report on Form 8-K filed on January 4, 2011. Mr. Madigan joined the Company in January of 2011 and since has served as its Vice President, Corporate Controller and Principal Accounting Officer. Prior to joining Aviat Networks, he served as Vice President, Corporate Controller of Redback Networks, Inc., an Internet network equipment provider, and then as Vice President, Finance after Ericsson’s acquisition of Redback in January 2007. From 2001 to 2006, Mr. Madigan served as Controller of Siebel Systems, Inc., a customer relationship management application company which was acquired by Oracle Corporation in 2006. Mr. Madigan is a Certified Public Accountant and holds a bachelor degree in Business from Santa Clara University.

A copy of the related press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

99.1	Press Release, issued by Aviat Networks, Inc. on August 24, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

August 24, 2011	By:	/s/ Meena Elliott
	Name:	Meena Elliott
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

99.1	Press Release, issued by Aviat Networks, Inc. on August 24, 2011